UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2009

McDERMOTT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

REPUBLIC OF PANAMA	001-08430	72-0593134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 N. Eldridge Parkway, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code:  (281) 870-5901

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stephen M. Johnson has been appointed our President and Chief Operating Officer, effective April 1, 2009.  A copy of the press release announcing Mr. Johnson’s appointment is furnished as Exhibit 99.1.

Mr. Johnson, age 57, was previously employed with Washington Group International, Inc. from 2001 to 2008, most recently as Senior Executive Vice President and Member of the Office of the Chairman.  There is no family relationship between Mr. Johnson and any of our directors or executive officers.  Additionally, Mr. Johnson has no material interest in any current or pending transactions in which we or our subsidiaries participate.

In connection with Mr. Johnson’s appointment, his compensation arrangement consists of the following principal terms:

(1)       An annual base salary of $750,000.

(2)       An equity award with a value of $3,000,000 composed of 40% stock options, 40% restricted stock units and 20% performance shares.

(3)       Eligibility for participation in our cash bonus plan, the Executive Incentive Compensation Plan, at a target award equal to 85% of his annual base salary.

(4)       Offered a Change-in-Control agreement on terms approved by the Compensation Committee.

(5)       Relocation assistance for his move to our headquarters in Houston, including temporary housing and travel assistance for up to 12 months.

(6)       Severance benefits entitling him to a payment equal to 12 months of his then current base salary in the event he is terminated without cause prior to December 31, 2009.

Item 9.01     Financial Statements and Exhibits.

(d)      Exhibits

99.1       Press Release dated April 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

	By:	/s/ Dennis S. Baldwin
Dennis S. Baldwin
Vice President and Chief Accounting Officer

April 1, 2009